LEGG MASON INCOME TRUST, INC.
                         LEGG MASON TAX-FREE INCOME FUND
                          LEGG MASON GROWTH TRUST, INC.
                          LEGG MASON GLOBAL TRUST, INC.
                        LEGG MASON INVESTORS TRUST, INC.
                       LEGG MASON LIGHT STREET TRUST, INC.
                          LEGG MASON VALUE TRUST, INC.
                    LEGG MASON SPECIAL INVESTMENT TRUST, INC.
                        LEGG MASON INVESTMENT TRUST, INC.
                      LEGG MASON CHARLES STREET TRUST, INC.



October 31, 2006

State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
2 Heritage Drive, Legal Department
N. Quincy, Massachusetts 02171

         Re:       Cut-off Processing Instructions

         Each of the investment companies set forth below, including each series thereof (collectively, the "Fund") hereby authorizes and instructs State Street Bank and Trust Company, and its service company, Boston Financial Data Services, Inc., (collectively "State Street"), as transfer agent for the Funds listed in Schedule A of each of the Transfer Agency and Services Agreements listed on the attached Schedule X (the "Agreement(s)"), to accept transmissions (after the Fund's cut-off time, usually 4 p.m. E.T.) of orders to purchase or redeem shares of the Fund at the net asset value of that day from broker/dealers of record that have submitted transactions through the NSCC, third-party administrators that have submitted transactions through the NSCC or that are authorized by the Fund on a list of the same agreed upon with State Street ("TPAs") or the Fund on behalf of individual shareholders, provided, however, that in the case of the Fund or such broker/dealers such orders are received by State Street that business day and that in the case of the TPAs such orders are received by State Street by the next business day. For transmissions from the Fund, the Fund hereby represents and warrants that the Fund is duly authorized to initiate such transactions on behalf of the shareholders of the Fund and that the original source documentation is genuine, has been received prior to Fund's cut-off time and will be retained at the Fund. The Fund also hereby represents and warrants that such broker/dealers and TPAs are duly authorized to initiate such transactions on behalf of the shareholders and that the Fund has obtained assurances from such broker/dealers and TPAs, or otherwise reasonably believes, that the original source documentation is genuine, has been received prior to the Fund's cut-off time and will be retained by the broker/dealer or TPA, as applicable. With respect to transaction requests received in the foregoing manner, State Street shall not be responsible for determining that the original source documentation is genuine or has been timely received at the Fund or the applicable broker/dealer or TPA, including for compliance with Rule 22c-1 under the Investment Company Act, and it will be the responsibility of the Fund to require its broker/dealers and TPAs to retain such documentation.

In consideration of honoring the Fund's instruction above, State Street, its agents and subcontractors shall be entitled to the indemnification protections afforded under the applicable Agreement.

LEGG MASON INCOME TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND
LEGG MASON GROWTH TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.
LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTMENT TRUST, INC.
LEGG MASON CHARLES STREET TRUST, INC.


                                                     ACKNOWLEDGED:
                                                     STATE STREET BANK AND TRUST
                                                     COMPANY
BY:/s/ Marie K. Karpinski                             BY:/s/ Joseph L. Hooley__
   ----------------------                                ----------------------
TITLE:Vice President and Chief Legal Officer            Joseph L. Hooley
      --------------------------------------            Executive Vice President








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


                                   SCHEDULE X

1. Transfer Agency and Service Agreement between Legg Mason Income Trust, Inc. and State Street Bank and Trust Company dated as of June 19, 1987.

2. Transfer Agency and Service Agreement between Legg Mason Tax-Free Income Fund and State Street Bank and Trust Company dated as of July 9, 1991.

3. Transfer Agency and Service Agreement between Legg Mason Value Trust, Inc. and State Street Bank and Trust Company dated April 16, 1982.

4. Transfer Agency and Service Agreement between Legg Mason Special Investment Trust, Inc. and State Street Bank and Trust Company dated December 20, 1985.

5. Transfer Agency and Service Agreement between Legg Mason Focus Trust, Inc. and State Street Bank and Trust Company dated August 1, 1998.

6. Transfer Agency and Service Agreement between Legg Mason Global Trust, Inc. and State Street Bank and Trust Company dated May 15, 1993.

7. Transfer Agency and Service Agreement between Legg Mason Investors Trust, Inc. and State Street Bank and Trust Company dated September 1, 1993.

8. Transfer Agency and Service Agreement between Legg Mason Light Street Trust, Inc. and State Street Bank and Trust Company dated November 10, 1998.

9. Transfer Agency and Service Agreement between Legg Mason Investment Trust, Inc. and State Street Bank and Trust Company dated December 30, 1999.

10. Transfer Agency and Service Agreement between Legg Mason Charles Street Trust, Inc. and State Street Bank and Trust Company dated August 13, 1998.









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